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                                   EXHIBIT 23




                         NATIONAL EDUCATION CORPORATION

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-67273, 2-71650, 2-83454, 2-86904, 33-18086,
33-5658, 33-25056, 33-43850 and 33-62977) of National Education Corporation of our report dated January 28, 1997, except as to Note 17, which is as of March 12, 1997, appearing on page F-1 of this Form 10-K.






PRICE WATERHOUSE LLP

Costa Mesa, California
March 24, 1997